                              SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.  2  )
                                               -----

Filed by Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

    [X] Preliminary Proxy Statement
    [ ] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
        240.14a-12
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))


                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                   (Name of Registrant as Specified In Its Charter)


             ------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) an 0-11.

         1)   Title of each class of securities to which transaction applies:

              ----------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              ----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ----------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ----------------------------------------------------------------

         5)   Total fee paid:

    [  ] Fee paid previously with preliminary materials.

    [  ] Check box if any part of the fee is offset as provided in Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
                                                           -------------------

         2) Form, Schedule or Registration Statement No.:
                                                           -------------------

         3) Filing Party:
                                                           -------------------

         4) Date Filed:
                                                           -------------------

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                             3600 WEST SEGERSTROM AVENUE
                             SANTA ANA, CALIFORNIA 92704

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     JUNE 6, 1997



To The Stockholders:


The Annual Meeting of Stockholders of Wahlco Environmental Systems, Inc. will be held at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830, on Friday June 6, 1997 at 9:00 a.m. local time, for the following purposes:



    1. To elect five directors to serve for a one-year term and until their successors are elected and qualified.

    2.   To consider the approval of the 1996 Stock Option Plan.

    3. To authorize the Company to issue securities of the Company that are convertible into a number of shares of common stock of the Company that is in excess of 20% of the number of shares of common stock outstanding on the date hereof.

    4. To authorize the Company to issue or reserve for issuance a number of shares of common stock that is in excess of 20% of the number of shares of common stock outstanding prior to such issuance.

    5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.



The Board of Directors fixed the close of business on April 28, 1997 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Each stockholder is cordially invited to attend and vote in person.




            YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
               PROXY IN THE ENVELOPE PROVIDED.  THE EXECUTION OF A PROXY
                   WILL NOT AFFECT A RECORD HOLDER'S RIGHT TO VOTE
                         IN PERSON IF PRESENT AT THE MEETING.


                                            By Order of the Board of Directors,
                                            Roger M. Barzun, SECRETARY

Santa Ana, California
May 6, 1997

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                             3600 WEST SEGERSTROM AVENUE
                             SANTA ANA, CALIFORNIA 92704



                                   PROXY STATEMENT


GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Wahlco Environmental Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders that will be held at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 on Friday, June 6, 1997 at 9:00 a.m. local time, and at any adjournments or postponements thereof.



Proxies in the form enclosed will be voted at the meeting if they are properly executed, dated and returned to the Company prior to the meeting and are not revoked prior to the voting. A stockholder of record who grants a proxy may revoke it at any time before it is exercised (i) by delivering to the Secretary of the Company an instrument revoking the proxy; (ii) by delivering to the Company a duly executed proxy bearing a later date, or (iii) by attending the Annual Meeting and voting in person.



The Company's Annual Report for the year ended December 31, 1996 is being mailed on or about May 6, 1997 with this Notice of Annual Meeting, Proxy Statement and Proxy to stockholders of record on April 28, 1997 (the "RECORD DATE"). Stockholders on the Record Date are eligible to receive notice of, and to vote at, the Annual Meeting in person or by proxy.


MATTERS TO BE CONSIDERED

The Annual Meeting has been called for the following purposes:


    1. To elect five directors to serve for a one-year term and until their successors are elected and qualified.


    2.   To consider the approval of the 1996 Stock Option Plan.

    3. To authorize the Company to issue securities of the Company that are convertible into a number of shares of common stock of the Company that is in excess of 20% of the number of shares of common stock outstanding on the date hereof.

    4. To authorize the Company to issue or reserve for issuance a number of shares of common stock that is in excess of 20% of the number of shares of common stock outstanding prior to such issuance.



    5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.



If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained in it; if no instructions are given, the shares will be voted FOR the Board's nominees, and FOR Proposals 2, 3 and 4, listed above. As to any other matter that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not currently know of any such matters.



OUTSTANDING SHARES, QUORUM AND VOTING RIGHTS AND PROCEDURES


The Company has one class of common stock, par value $.01 per share (the "COMMON STOCK"), and on the Record Date, 17,649,000 shares were issued and outstanding. Each share entitles the holder to one vote. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum for the Annual Meeting. Abstentions are counted for purposes of determining whether the quorum requirement is satisfied, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Common stock represented by "broker non-votes" will also be treated as present for purposes of determining a quorum. A broker non-vote relates to shares of Common Stock held in the name of a nominee as to which (i) the nominee has not received instructions from the beneficial owner or person entitled to vote and the nominee does not have discretionary voting power under applicable rules or the instrument under which it serves as a nominee; or
(ii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that the nominee does not have authority to vote such shares on a given matter.


Because directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, abstentions and broker non-votes will not affect their election. Proposal 2 requires the approval of the holders of a majority of those entitled to vote in person or by proxy at the meeting. Consequently, abstentions will have the effect of a no vote, but broker non-votes will have no effect on the voting. Proposals 3 and 4 require the approval of the holders of a majority of the shares of Common Stock voted on the matter in person or by proxy provided a quorum is present. Consequently, abstentions and broker non-votes will have no effect on the voting on those proposals.


                     --------------------------------------------


                          PROPOSAL 1 - ELECTION OF DIRECTORS

The following section contains certain information about the nominees for director and the Board of Directors generally. Directors are elected to serve for a one-year term and until their successors are elected and qualified. Pursuant to the Company's Bylaws, the number of directors is established by the Board from time to time, provided that the authorized number of directors may not be less than five nor more than nine. The Board has set the number of directors at five.

                                                         DIRECTOR
    NAME                         AGE                       SINCE

    C. Stephen Beal               49                       1995
    Maarten D. Hemsley            46                       1995
    Paul H. Hunn                  62                       1995
    Mark L. Plaumann              41                       1996
    David R. A. Steadman          59                       1995

All nominees have stated that they are willing to serve as directors, but if any of them should be unable to serve, or for good cause will not serve, the proxy holders will vote for the election of another person or persons that they, in the exercise of their discretionary authority, may choose. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. The proxy solicited by this Proxy Statement cannot be voted for more than the number of nominees named in this Proxy Statement.


ADDITIONAL INFORMATION CONCERNING THE COMPANY'S DIRECTORS


C. STEPHEN BEAL. Mr. Beal has been President and Chief Executive Officer of the Company since October 1996 and President of the Company's Engineered Products Group since 1991. Prior to joining the Company, pursuant to the acquisition of Pentney Engineering, Ltd. by the Company in 1991, Mr. Beal served as Managing Director and was a joint owner of the Pentney Group since 1974.

MAARTEN D. HEMSLEY. Mr. Hemsley has been President of Bryanston Management, Ltd., a financial consulting and advisory firm, since January 1993. Since its founding in April 1991 until December 1995, Mr. Hemsley served in various executive capacities and as a director of Oakhurst Company, Inc., a holding company in the automotive after-market products business, most recently as Chairman and Chief Executive Officer. From January 1989 until December 1995, Mr. Hemsley served in various executive capacities and as a director of Steel City Products, Inc., a majority owned, publicly traded subsidiary of Oakhurst, most recently as Chief Financial Officer. From 1990 until March 1994, Mr. Hemsley was Chief Financial Officer and from January 1992 until March 1994 also President and a director of Integra -- A Hotel and Restaurant Company.

PAUL H. HUNN. Mr. Hunn was Chief Executive Officer of Reliance Bank in White Plains, New York from 1995 to 1996 and has been its Chairman since 1995. He retired as Managing Director of Manufacturers Hanover Trust in May 1991 after thirty-two years.

MARK L. PLAUMANN. Mr. Plaumann has been a Senior Vice President of Wexford Management LLC ("WEXFORD") since January 1996 and a director and Vice President of the General Partner of _______________ since March 1995. From June 1996 to October 1996, he served as interim President of the Company. Mr. Plaumann joined the predecessor entities of Wexford in February 1995. Prior to joining Wexford, Mr. Plaumann was a Managing Director of Alvarez & Marsal, Inc., a crisis management consulting firm, from 1990 to 1995, and from 1985 to 1990 he was with American Healthcare Management, Inc., an owner and operator of hospitals, where he served in a variety of capacities, most recently as its President. Prior to that he was with Ernst & Young LLP in its auditing and consulting divisions for eleven years.

DAVID R. A. STEADMAN. Mr. Steadman has been President of Atlantic Management Associates, Inc., a management services firm, since 1988. From 1990 to 1994, Mr. Steadman served as President and Chief Executive Officer of Integra -- A Hotel and Restaurant Company and from 1987 to 1988 as Chairman and Chief Executive Officer of GCA Corporation, a manufacturer of automated semiconductor capital equipment. From 1980 to 1987 Mr. Steadman was a Vice President of Raytheon Company, a defense electronics manufacturer, and served in various management positions, most recently as President of its venture capital division. Mr. Steadman is Chairman of the Board of Directors of Technology Service Group, Inc., a manufacturer of high technology pay telephone components. He is also a director of Aavid Thermal Technologies, Inc., which manufactures thermal management products and produces computational fluid dynamics software; Kurzweil Applied Intelligence, Inc., a voice recognition software company; and Vitronics Corporation, a manufacturer of reflow soldering ovens.

Messrs. Hemsley, Hunn and Steadman were designated by WES Acquisition Corp. ("WESAC"), which holds approximately 81% of the Common Stock, to be appointed to the Board to replace the directors who resigned pursuant to an understanding relating to WESAC's purchase of stock and debt of the Company from Pacific Diversified Capital Company in June 1995. Mr. Plaumann was appointed a director in connection with his election as President of the Company in June 1996, upon the request of WESAC. Mr. Beal was appointed pursuant to the terms of a letter agreement dated May 5, 1995 between Mr. Beal and WESAC. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.


MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 1996, the Board of Directors held 10 meetings and each incumbent director attended at least 75% of the meetings held while he was a director except for Mr. Hemsley, who was unable to attend three of the meetings.

The Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Plans Committee.

THE EXECUTIVE COMMITTEE is currently composed of Messrs. Steadman, Beal and Plaumann and may exercise all the powers of the Board of Directors when the Board is not meeting, subject to certain limitations imposed by the Certificate of Incorporation, the Bylaws and Delaware law. The Executive Committee held one meeting in 1996 that was attended by all the members thereof.

THE AUDIT COMMITTEE is currently composed of Messrs. Hemsley, Hunn and Steadman and makes recommendations to the Board of Directors on the engagement and discharge of the Company's independent auditors; reviews the performance of the Company's independent auditors; reviews the independent auditors' fees; and reviews the adequacy of the Company's system of internal accounting controls. During 1996 the Audit Committee held six meetings and all then incumbent members attended at least 75% of such meetings except Mr. Steadman, who was unable to attend two of the meetings.

THE COMPENSATION COMMITTEE is currently composed of Messrs. Hemsley, Hunn and Steadman and makes recommendations with respect to the compensation of officers and employees of the Company and periodically reviews the compensation structure of the Company. During 1996 the Compensation Committee held no meetings.

THE STOCK PLANS COMMITTEE in 1996 was composed of Charles Davidson, a director who is not standing for re-election, and Mr. Hunn. Upon its establishment in April 1996, this committee assumed from the Compensation Committee the administration of the Company's Second Amended and Restated Stock Incentive Plan and will administer the 1996 Stock Option Plan that is the subject of Proposal 2, if approved by stockholders. During 1996 the Stock Plans Committee held two meetings and all then incumbent members attended all such meetings.



COMPENSATION OF DIRECTORS

Directors who are employees of the Company do not receive additional compensation for service as a member of the Board or of any of its committees. From January through September 1996, non-employee directors each received a retainer at the rate of $3,000 per quarter and a fee of $500 for each Board and
committee meeting attended.   No fees were paid for telephone conference call
meetings.

Each non-employee director on the date of his election to the Board was automatically granted a ten-year stock option to purchase 8,000 shares of Common Stock under the Second Amended and Restated Stock Incentive Plan (the "INCENTIVE STOCK PLAN") at a per-share exercise price equal to the fair market value of a share of Common Stock on the grant date. The option was exercisable as to one-half of the shares from and after the grant date and as to an additional one-quarter of the shares on each of the next two anniversaries of the grant date.


In October 1996, directors reduced their fees to $2,000 per quarter and $500 for each day spent in attendance at Board and/or Committee meetings, and in November 1996, by way of partial compensation for the reduction of their fees and an agreement to cancel their outstanding stock options, directors were granted options under the 1996 Stock Option Plan, subject, however, to the approval of
stockholders.  See Proposal 2.  "New Plan Benefits Table," below.   All
directors, whether or not employees, are reimbursed for expenses incurred by them in attending Board and committee meetings.


                     --------------------------------------------

                                      PROPOSAL 2



                        ADOPTION OF THE 1996 STOCK OPTION PLAN

The 1996 Employee Stock Option Plan (the "PLAN") was adopted by the Board of Directors on November 15, 1996 contemporaneously with the termination of the Second Amended and Restated Incentive Stock Plan (the "INCENTIVE STOCK PLAN"). The Incentive Stock Plan was terminated (a) because it was to expire by its terms in April 1997; (b) because of recent major changes in the securities laws and rules affecting stock plans; and (c) because the Incentive Stock Plan does not permit the discretionary grant of options to non-employee directors.

PURPOSE. The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interest in the Company. The Plan provides for the issuance of 500,000 shares of Common Stock pursuant to stock option grants, subject to adjustment in the case of certain reorganizations, reclassifications and the like of the Common Stock. The Plan provides for the grant of incentive stock options ("ISOS") to employees and the grant of non-statutory stock options ("NSOS") to employees, officers, directors and consultants of the Company and its subsidiaries. Any employee of the Company or of any subsidiary who is considered in the judgement of the committee that administers the Plan a key contributor to the overall success of the consolidated enterprise is an eligible participant in the Plan. The maximum number of shares with respect to which options may be granted under the Plan to any one employee in any one year is 300,000 shares.


GENERAL. The Plan is to be administered by a committee of the Board of Directors made up of non-employee directors (the "COMMITTEE"). Subject to the provisions of the Plan itself, the Committee has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares; (ii) the term of the option (which may not exceed ten years, or five years in the case of an ISO granted to a 10% stockholder of the Company); (iii) the exercise or purchase price (which in the case of an ISO cannot be less than the fair market value of the Common Stock on the date of grant or 110% if the employee is a 10% stockholder of the Company); (iv) the type and duration of any transfer or other restrictions; and (v) the time and form of payment for stock upon exercise of options. Options are not transferable by the option holder except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to immediate family members. The Committee also determines the period, if any, during which the option may continue beyond termination of employment, except that upon a grantee's termination of employment for cause, all of his or her options terminate immediately. Generally, no incentive stock option may be exercised as such more than three months following termination of employment. However, in the event that termination is due to death or disability, an incentive stock option is exercisable as such for a maximum of one year after such termination. The Plan will remain in effect until terminated by the Board of Directors and may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. On April 1, 1997, the closing per share market price of the Common Stock was $0.1875.


FEDERAL INCOME TAX INFORMATION. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients who receive options under the Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

TAX TREATMENT OF NON-STATUTORY STOCK OPTIONS. Under Section 83 of the Code, optionees realize no taxable income when a non-statutory stock option is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in
Section 83.

The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the optionee.


TAX TREATMENT OF INCENTIVE STOCK OPTIONS. Under Section 422 of the Code, an optionee incurs no federal income tax liability on either the grant or exercise of an ISO. Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period, the optionee will be taxed with respect to the gain realized as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted. The balance of the gain realized will be taxed as capital gain, long-term or short-term depending on the holding period since the date of exercise.



The Company receives no tax deduction on the grant of an ISO, and is only entitled to a tax deduction upon the exercise of an ISO if the optionee recognizes ordinary compensation income on account of a premature disposition of ISO stock, in which case the deduction is equal to the amount and occurs at the same time as the optionee's recognition of income.


INTEREST OF CERTAIN PERSONS. Because the directors and executive officers of the Company are eligible to receive stock option grants under the Plan, they (and their respective associates) may be deemed to have an interest in the approval of the Plan.



                   NEW PLAN BENEFITS TABLE - 1996 STOCK OPTION PLAN

The following table sets forth in tabular format option grants made under the Plan prior to the date of this Proxy Statement, all of which were made to non-employee directors . No grants were made to executive officers named in the "Summary Compensation Table," below, or to other employees of the Company. Like the Plan itself, these grants are subject to stockholder approval. All of the option grants were made on November 15, 1996 at an exercise price of $0.49 per share, which was in excess of the $0.406 per share market value of a share of Common Stock on that date. These options are exercisable in three installments as follows: as to fifty percent of the shares covered by the option after the expiration of six months from the grant date; as to an additional twenty-five percent of such shares on the first anniversary of the grant date; and as to the remaining twenty-five percent of such shares on the second anniversary of the grant date;



              NAME                          SHARES SUBJECT TO OPTION

         Charles E. Davidson                          15,000

         Maarten D. Hemsley                           15,000

         Paul H. Hunn                                 15,000

         Mark L. Plaumann                             15,000


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  THE APPROVAL OF THE PLAN.


                     --------------------------------------------

                                      PROPOSAL 3


 TO AUTHORIZE THE COMPANY TO ISSUE IN EXCESS OF 20% OF THE NUMBER OF SHARES OF
    COMMON STOCK OUTSTANDING UPON THE CONVERSION OF CERTAIN PREFERRED STOCK


THE RESTRUCTURING. The Board of Directors intends to employ two strategies to improve the Company's financial condition. The first is to convert $5 million of the Company's outstanding debt (with the consent of the lender) into shares of preferred stock that will be convertible into shares of Common Stock. The second, through the issuance of additional shares of Common Stock, is described in Proposal 4, below.



ISSUANCE OF PREFERRED STOCK. Article IV of the Company's Restated Certificate of Incorporation authorizes the Board of Directors to issue up to 10 million shares of preferred stock from time to time in one or more series; to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, redemption price and liquidation preference; and to fix the number of shares constituting any such series.


SERIES A PREFERRED STOCK.   The Company's majority stockholder and primary
lender, WES Acquisition Corp. ("WESAC"), has agreed to convert $5 million of outstanding debt of the Company into 50,000 shares of Series A Preferred Stock to be issued by the Company in accordance with Article IV of the Company's Restated Certificate of Incorporation (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock will have a liquidation preference of $100 per share; will pay a 12% quarterly dividend which can be paid in kind (that is, in additional shares of Series A Preferred Stock); and will be convertible into shares of Common Stock at a conversion price of $0.45625 per share of Common Stock, subject to adjustment for stock splits, stock combinations and the like. Each share of Series A Preferred Stock will entitle the holder thereof to one vote on all matters submitted to the stockholders of the Company for approval. Holders of the Common Stock and the Series A Preferred Stock will vote as a single class, except that matters affecting the rights and preferences of holders of the Series A Preferred Stock will require the vote of the holders of a majority of such stock voting as a single class. The holders of the Series A Preferred Stock will not have preemptive rights. If all of the Series A Preferred Stock is converted into Common Stock, approximately 10.96 million shares of Common Stock, exclusive of any in-kind dividends, will be issued and the percentage of the Common Stock of the Company owned by the Company's majority stockholder will increase from approximately 80.8% to approximately 88.2%.


REQUIREMENT FOR STOCKHOLDER APPROVAL. Rule 312.03 of the New York Stock Exchange requires the Company to obtain the approval of stockholders for the issuance of shares of Common Stock directly or pursuant to the conversion of a security (such as the Series A Preferred Stock) into Common Stock if the Common Stock to be issued or reserved for issuance will exceed 20% of the shares outstanding just prior to issuance. Accordingly, the Company is not seeking stockholder approval of any aspect of the proposed transaction except the reservation for issuance and the issuance upon conversion of a number of shares that is in excess of 20% of the issued and outstanding shares immediately prior to the issuance of the Series A Preferred Stock. There will be approximately 17,649,000 shares of Common Stock outstanding on the date of the issuance of the Series A Preferred Stock, the number of shares that is outstanding on the date of this Proxy Statement. There are no shares of Series A Preferred Stock outstanding on the date hereof.


CONSEQUENCES OF NON-APPROVAL. If this Proposal is not approved, the Company will be unable to convert the $5 million of debt into equity, will be unable thereby to increase its stockholders' equity by that amount and believes that it will be unable to proceed with the improvement of the Company's financial condition.

BOARD RECOMMENDATION. The conversion of $5 million of the Company's long-term debt into shares of Series A Preferred Stock would increase the Company's per-share Common Stock book value, on a fully diluted basis, assuming that all of the shares of Series A Preferred Stock are converted into Common Stock, and would eliminate the interest expense otherwise payable by the Company on that debt. In the opinion of the Board of Directors, the effect of the debt conversion on the Company's financial condition, notwithstanding the additional dilution that would occur from the payment of dividends on the Series A Preferred Stock in additional shares of that stock, is likely to make it easier for the Company to attract additional capital. Accordingly the Board of Directors strongly recommends the approval of this Proposal.



Reference should be made to the financial statements of the Company and the notes thereto set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 which, as stated below, is incorporated into this Proxy Statement by reference thereto.


INTEREST OF CERTAIN PERSONS. Because WESAC is the holder of the $5 million of debt that may be converted into Series A Preferred Stock, it and its associates may be deemed to have an interest in the approval of this Proposal.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                                      PROPOSAL 4



TO AUTHORIZE THE COMPANY TO ISSUE OR RESERVE FOR ISSUANCE A NUMBER OF SHARES OF
   COMMON STOCK THAT IS IN EXCESS OF 20% OF THE NUMBER OF SHARES OF COMMON
                  STOCK OUTSTANDING PRIOR TO SUCH ISSUANCE


With the improvement in the Company's financial condition that would arise from the conversion of debt into stockholders' equity as described under Proposal 3, above, the Company believes that it may then be in a position to raise working capital through further conversion of debt into equity and/or the sale of securities of the Company in either a public or a private offering. Such equity securities could be either shares of Common Stock; additional shares of the Series A Preferred Stock described in Proposal 3, above; a different security convertible into Common Stock; or a combination of all of the foregoing. If adequate funds are to be raised by the issuance of a security of the Company, it is anticipated that in any event in excess of 20% of the shares outstanding immediately prior to the issuance would be issued or, in the case of a convertible security, reserved for issuance. The Company anticipates that in connection with any further financing it would make a combination (reverse stock split) of its Common Stock to reduce the number of shares outstanding and thereby attempt to increase the market value per share to a level that will attract the interest of institutional investors.



At this time, the Company does not know the number or kind of securities that would be issued or the price at which they would be sold; these matters would be in the discretion of the Board of Directors. However, the holders of any newly issued Common Stock or other security convertible into Common Stock would not have preemptive rights.



REQUIREMENT FOR STOCKHOLDER APPROVAL. The Company is required to seek shareholder approval of any such issuances for the same reasons as are set forth above in Proposal 3. The Company is not seeking stockholder approval of any aspect of any transaction except the issuance and/or reservation for issuance of a number of shares that is in excess of 20% of the issued and outstanding shares immediately prior thereto. The shares reserved for issuance pursuant to the conversion of the Series A Preferred Stock (described in Proposal 3, above) are not counted as outstanding for computation of the 20% threshold. Accordingly, unless the Series A Preferred Stock is converted into Common Stock, for purposes of the calculation of the 20% threshold, there will be approximately 17,649,000 shares of Common Stock outstanding, the number of shares outstanding on the date of this Proxy Statement.

CONSEQUENCES OF NON-APPROVAL. The Company does not believe that it would be able to raise additional working capital to fund operations from any lender other than the Company's majority stockholder, and there can be no assurance that additional loans from the majority stockholder would be available in the future, or if available, that the terms thereof would be acceptable to the Company. Without the sale of additional securities, the Company believes that it is unlikely to be able to raise working capital in the near term. However, there can be no assurance that any funds raised through the issuance of securities of the Company would be sufficient for the Company's needs or that the Company would be successful in accomplishing any of the transactions described in this Proposal 4.


BOARD RECOMMENDATION. Although the sale of additional securities of the Company may have a dilutive effect on the Company's current stockholders, the Board of Directors believes that it represents the most likely source of working capital at this time. Accordingly, the Board of Directors strongly recommends the approval of the issuance of the additional shares of Common Stock.



Reference should be made to the financial statements of the Company and the notes thereto set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 which, as stated below, is incorporated into this Proxy Statement by reference thereto.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                     --------------------------------------------


THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. NONE OF THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT AS PROPOSED TO BE SOLD OR ISSUED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND THEY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO US PERSONS ABSENT REGISTRATION UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.


                     --------------------------------------------

             SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


The following table contains certain information as of April 1, 1997, regarding the beneficial ownership of the Company's Common Stock (i) by the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, below; (ii) by all of the directors and executive officers as a group; and (iii) by each person or entity who, to the knowledge of the Company, is the beneficial owner of five percent or more of the outstanding shares of Common Stock. The numbers and percentages assume for each person or group listed, the exercise of all stock options held by such person or group that are exercisable within 60 days of April 1, 1997, in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, but not the exercise of such stock options owned by any other person. Except as otherwise noted, beneficial ownership includes both sole voting and dispositive powers with respect to the shares shown.

                               NUMBER OF SHARES              PERCENT OF
NAME                          BENEFICIALLY OWNED (2)            CLASS

WES Acquisition Corp.(1)          14,260,000 (3)                 81%

C. Stephen Beal                      529,470 (4)                2.9%

Maarten D. Hemsley                     6,000 (5)                   *

Paul H. Hunn                           6,000 (5)                   *

Mark L. Plaumann                         -0-                     --

David R. A. Steadman                   6,000 (5)                   *

James J. Ferrigan                     58,758 (6)                   *

Barry J. Southam                      65,525 (7)                   *

A. Noel DeWinter                       9,500 (7)                   *

Henry N. Huta                        666,838 (8)                3.6%

All directors and
executive officers as              1,384,591 (9)(10)            7.1%
a group (9 persons)

-------------------

*   Less than 1%.

1.  The address of WESAC is 411 West Putnam Avenue, Greenwich, Connecticut
    06830.

2.  Based upon information furnished by the stockholders.

3. Pursuant to a Stock Purchase Agreement dated as of May 15, 1995, WESAC, an affiliate of Wexford Management LLC ("WEXFORD") purchased all of the shares of the Company's Common Stock (14,260,000 shares) held by Pacific Diversified Capital Company ("PDC"), which represent approximately 81% of the outstanding Common Stock, together with $4.9 million out of approximately $20 million of debt owed by the Company to PDC for a total purchase price of $5 million. PDC contributed the remainder of the debt to the capital of the Company. The annual interest rate on the note evidencing the $4.9 million debt is 13%. The purchase by WESAC was funded through the sale of 94% of its shares to two of Wexford's private investment funds and the balance to Messrs. Huta, Beal and two of Mr. Hemsley's children. See footnote (10), below.

4. These shares are purchasable within 60 days of April 1, 1997 under an outstanding stock option at an option price of $0.49 per share. Mr. Beal is also a minority shareholder in WESAC. See footnote (10), below.

5. These shares are purchasable within 60 days of April 1, 1997 under an outstanding stock option at an option price of $1.875 per share.

6. Of these shares, 56,506 are purchasable within 60 days of April 1, 1997 under outstanding stock options at option prices ranging from $0.49 to $0.99 per share.

7. These shares are purchasable within 60 days of April 1, 1997 under outstanding stock options at option prices ranging from $0.49 to $0.99 per share.

8. Of these shares, 661,838 shares are purchasable within 60 days of April 1, 1997 under an outstanding stock option at an option price of $0.49 per share. The remaining 5,000 shares are held in trust by Mr. Huta and Sharon
    L. Huta, co-trustees under a declaration of trust dated November 20, 1989, who share both voting and investment power with respect to such shares.
    Mr. Huta is also a minority shareholder in WESAC. See footnote (10), below. Mr. Huta resigned from the Company in May 1996.

9. This number includes 1,377,591 shares that are purchasable within 60 days of April 1, 1997 under outstanding stock options at option prices ranging from $0.49 to $1.875 per share.

10. The ownership of WESAC is as follows:


                                         SHARES OF    PERCENTAGE OF OUTSTANDING
       NAME OF SHAREHOLDER              WESAC HELD           WESAC SHARES

     Wexford Capital Partners II L.P.    9,411,600                 66%

     Wexford Overseas Partners I L.P.    4,033,543                 28%

     Henry N. Huta                         356,500                2.5%

     C. Stephen Beal                       356,500                2.5%

     Rebecca Hemsley                        50,928                0.3%

     Debra Hemsley                          50,929                0.3%

                       ---------------------------------------

                          COMPENSATION OF EXECUTIVE OFFICERS


SUMMARY COMPENSATION TABLE

The following table sets forth all compensation for the fiscal years ended December 31, 1996, 1995 and 1994 allocated or paid on or before December 31, 1996 to those who served as the Company's Chief Executive Officer during 1996 and to the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in 1996 and who were serving at the end of the 1996 fiscal year for services rendered in all capacities to the Company and its subsidiaries.


                                                                               LONG TERM
                                         ANNUAL COMPENSATION                  COMPENSATION
                              ----------------------------------------- ------------------------
                                                                OTHER
                                                               ANNUAL     SECURITIES     ALL
                                                                COM-      UNDERLYING    OTHER
NAME AND PRINCIPAL POSITION                          BONUS    PENSATION  OPTIONS/SARS  COMPENSA-
                              YEAR       SALARY($)    ($)      ($)(2)        (#)        TION($)
------------------------------------------------------------------------------------------------
C. STEPHEN BEAL(1)            1996       212,497      -0-        -0-         -0-         307(3)
   President and Chief        1995       186,117      -0-      145,282     529,470       348
   Executive Officer          1994       147,220      -0-       46,808       -0-         731

JAMES J. FERRIGAN             1996       158,089      -0-        -0-        15,008     1,663(4)
   Senior Vice President      1995       162,081      -0-        -0-       175,000     3,703
   of North American          1994       206,347      -0-        -0-         -0-       2,687
   Sales & Marketing

BARRY J. SOUTHAM              1996       181,553      -0-        -0-        15,525     4,696(5)
   Senior Vice President      1995       154,248      -0-       39,813     200,000     4,995
   of International           1994       150,136      -0-        -0-         -0-       3,930
   Sales & Marketing

A. NOEL DEWINTER              1996       101,276      -0-        -0-        59,500     1,132(6)
   Vice President and         1995       120,328      -0-        -0-         -0-       2,231
   Chief Financial Officer    1994       110,472      -0-        -0-         -0-       1,141

MARK L. PLAUMANN(7)           1996       *             *          *         50,000     --
   Former President

HENRY N. HUTA(8)              1996       319,149      -0-        -0-         -0-       3,461(9)
   Former President and       1995       263,288    377,216    170,387     882,450     3,795
   Chief Executive Officer    1994       247,122      -0-        -0-         -0-         731


----------------------


1.  Mr. Beal was elected President and Chief Executive Officer in October 1996.

2. Excludes perquisites and other personal benefits if the aggregate amount of such items of compensation was less than the lesser of either $50,000 or 10% of the total annual salary and bonus of the named executive officer.

3.  This amount consists of premiums paid on excess life insurance.

4. This amount consists of premiums paid on excess life insurance ($361) and employer matching contributions under the Company's 401(k) Plan ($1,302).

5. This amount consists of premiums paid on excess life insurance ($2,454) and employer matching contributions under the Company's 401(k) Plan ($2,242).

6. This amount consists of premiums paid on excess life insurance ($199) and employer matching contributions under the Company's 401(k) Plan ($933).

7. From May to October, 1996, Mr. Plaumann served as Chief Executive Officer (and a director) of the Company under a management agreement between the Company and his employer, Wexford Management LLC, an affiliate of WESAC. The Company did not make any salary or other payments to Mr. Plaumann for his services, but did grant him a stock option to purchase 50,000 shares of Common Stock in August 1996. See "Option/SAR Grants Table," below.

8.  Mr. Huta resigned as President and Chief Executive Officer in May 1996.

9. This amount consists of employer matching contributions under the Company's 401(k) Plan.


                                  OPTION/SAR TABLES

OPTION/SAR GRANTS TABLE

The following table sets forth certain information with respect to stock options granted to the executive officers named in the Summary Compensation Table, above, during the fiscal year ended December 31, 1996. All options have a term of ten years from the grant date subject cases to earlier termination in the event the optionee's employment terminates, except as noted. No SARs were granted during 1996.


                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL
                                                                                         RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM(3)
                      ----------------------------------------------------------    ---------------------------------
                                   PERCENT OF
                                     TOTAL
                      NUMBER OF     OPTIONS                   GRANT
                     SECURITIES    GRANTED TO                 DATE       EXPI-
                     UNDERLYING    EMPLOYEES IN    EXERCISE   MARKET     RATION
NAME                  OPTIONS      FISCAL YEAR      PRICE     VALUE      DATE           0%          5%         10%
---------------------------------------------------------------------------------------------------------------------
C. Stephen Beal        None

James J. Ferrigan     15,008(1)      5.92%          $0.49     $1.00     06/01/06      $7,654      $16,888    $30,938

Barry J. Southam      15,525(1)      6.12%          $0.49     $1.00     06/01/06      $7,918      $17,469    $32,004

A. Noel DeWinter       9,500(1)      3.75%          $0.49     $1.00     06/01/06      $4,845      $10,689    $19,583

                      50,000(2)     19.72%          $0.49    $0.437     10/17/06         N/A      $11,172    $32,302

Mark L. Plaumann      50,000(2)     19.72%          $0.49    $0.375     08/02/96         N/A       $6,041    $24,133

Henry N. Huta          None


------------------


1. These options vest in twelve approximately equal installments commencing April 1, 1996, but no vested shares may be exercised prior to April 1, 1997. The options expire on the earlier to occur of (i) April 1, 2006;
    (ii) three years after termination of employment for other than cause; and
    (iii) on the date of termination of employment if termination is for cause.

2. This option vests in four equal installments on the first four anniversaries of the grant date and expires ten years from the grant date.

3. The "potential realizable value" is calculated based on the term of the option (ten years) at its date of grant. It is calculated by ASSUMING that the stock price on the date of grant appreciates at the indicated annual percentage rates, compounded annually, for the entire term of the option. However, the optionee will not actually be able to realize any benefit from the option unless the market value of the Common Stock is in fact greater than the option price.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The following table sets forth certain information based on the fair market value per share ($0.375) of the Common Stock at December 31, 1996, the last day of the Company's 1996 fiscal year, with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table, above. No SARs were held during 1996 and none are now held by any of such persons. The "value" of unexercised in-the-money options is the difference between the market value of the Common Stock subject to the options at December 31, 1996 and the exercise price, assuming the option is exercised.

During 1996, there were no option exercises by any of the executive officers named in the Summary Compensation Table above.



                        NUMBER OF SECURITIES UNDERLYING
                         UNEXERCISED OPTIONS AT FISCAL   VALUE OF UNEXERCISED IN-THE-MONEY
                                   YEAR END                 OPTIONS AT FISCAL YEAR END
                       -------------------------------------------------------------------
NAME                    EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------
C. Stephen Beal           397,103          132,367             -0-               -0-

James J. Ferrigan          54,255          135,752             -0-               -0-

Barry J. Southam           60,867          154,657             -0-               -0-

A. Noel DeWinter            6,650           52,850             -0-               -0-

Mark L. Plaumann             -0-            50,000             -0-               -0-

Henry N. Huta             661,838             -0-              -0-               -0-



EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS.

EMPLOYMENT AGREEMENTS. Effective as of May 5, 1995, Mr. Beal entered into an employment agreement with the Company substantially on the terms agreed to at the time WES Acquisition Corp. acquired an 81% stock interest in the Company and certain Company debt from Pacific Diversified Capital Company. See "SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT," footnote (10). The initial term of the agreement expires on May 5, 1997, but the agreement continues in effect thereafter unless terminated by either party on sixty days' prior notice. The agreement provides (i) that Mr. Beal is to be elected President of the Company's Engineered Products Group at a salary of $16,700 per month; (ii) for payment by the Company of the final installment of his relocation payments in the amount of $124,596; and (iii) for conveyance to him of a Company membership in a local country club. Mr. Beal is entitled to participate in the Company's benefit programs made available to other executives generally and, in addition, to receive reimbursement on a tax grossed-up basis for premiums paid to maintain $2 million of life insurance coverage; reimbursement for country club membership; and reimbursement for monthly auto lease payments not to exceed $750 per month when his Company vehicle lease expires. The agreement provides that the Compensation Committee of the Board of Directors will establish an appropriate bonus plan for Mr. Beal, but as of the date of this Proxy Statement, no such plan has been established. In the event that Mr. Beal's employment is terminated without cause, whether during the initial term or thereafter, the Company is obliged to continue to pay him his salary for a period of eighteen months following such termination and, at the Company's expense, to continue to provide the benefits described above for the same period. If termination is for cause, only accrued salary and unused vacation is paid.


Mr. Huta, who resigned from the Company in May 1996, had a similar agreement except that it provided for (i) his election as President and Chief Executive Officer of the Company at a salary of $25,000 per month; (ii) the forgiveness of debt owed to the Company of $147,268; and (iii) payment of a one-time bonus of $377,316.

SEVERANCE AGREEMENTS. The Company has an agreement with each of Messrs. Ferrigan, Southam and DeWinter that provides for the continued payment to each of them of his salary for a period of twelve months after his employment terminates unless termination is for cause or by reason of his resignation.

INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of the executive officers named in the Summary Compensation Table, above, that provide contractual indemnification rights similar in scope to the applicable sections of the Company's Bylaws. Each agreement applies retroactively as well as prospectively to any actions taken by the indemnified officer while serving as an officer and/or director of the Company. The indemnification agreements also provide that the Company will indemnify such persons to the fullest extent permitted by law, notwithstanding that the indemnification is not specifically authorized by the indemnification agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee during 1996 (Messrs. Steadman, Hemsley and Hunn) is or was an employee of the Company or any of its subsidiaries, and during 1996, no executive officer of the Company served as a director or member of a compensation committee of any entity with which any director of the Company had any relationship as a director or officer.

In April 1996, the Company retained Atlantic Management Associates, Inc., of which Mr. Steadman is President, to obtain Mr. Steadman's services as a management consultant for a fee of $8,000 per month. In connection with these consulting services, in June 1996, Mr. Steadman was granted an option under the Second Amended and Restated Stock Incentive Plan to purchase 50,000 shares of Common Stock at an option price of $0.49 per share that vests in two equal installments on the first and second anniversary of the grant date.

From May to October, 1996, Mr. Plaumann served as Chief Executive Officer and a director of the Company under a management agreement between the Company and his employer, Wexford Management LLC, an affiliate of Wexford Acquisition Corp ("WESAC"). The Company paid WESAC a monthly management fee of $20,000 and did not make any salary or other payments to Mr. Plaumann for his services. In August 1996, the Company granted Mr. Plaumann a stock option to purchase 50,000 shares of Common Stock. See "Option/SAR Grants Table," above.


                          ----------------------------------

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE, AND THE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report has been prepared by the members of the Compensation Committee of the Board and addresses the Company's compensation policies with respect to the Chief Executive Officer and other executive officers of the Company for the 1996 fiscal year.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

Mr. Beal's compensation in 1996 was determined according to an employment agreement between him and the Company dated as of May 5, 1995. See "EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS," above. Mr. Huta, who was Chief Executive Officer of the Company for a portion of 1996, was also compensated pursuant to an employment agreement entered into in 1995. See "EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS," above.


COMPENSATION OF OTHER EXECUTIVES

The executive compensation philosophy of the Company with respect to its executive officers is to provide a total compensation package, in which base salary, bonus, incentives and benefits are structured and administered in a manner designed to align compensation with the Company's business strategy and performance, to be reasonable in comparison to competitive practice, and to motivate and reward executives on the basis of Company and individual performance. In view of the poor financial performance of the Company during 1996, each of the executive officers of the Company agreed to a 10% pay cut effective in the second quarter of 1996.


COMPONENTS OF COMPENSATION

The Company's executive compensation is, in general, composed of base salary, incentive compensation and stock incentive awards.

BASE SALARIES. The base salaries of executive officers are reviewed periodically and are designed to be competitive within the industries in which the Company competes, subject however, to the Company's financial resources, which in 1996 were severely limited. In addition, the Committee considers a number of subjective criteria, including individual performance, levels of responsibility and prior experience. The Committee does not make individual base salary decisions according to specific criteria and does not ascribe specific weights to the factors it considers.

INCENTIVE COMPENSATION. The Company had no incentive program in effect during 1996.

STOCK INCENTIVE AWARDS. In 1996, stock incentive awards in the form of stock options were made to executive officers under the Company's Second Amended and Restated Stock Incentive Plan in connection with the 10% salary cut instituted by the Company and in one case, in connection with a promotion in title and responsibilities.

THE COMPENSATION COMMITTEE:  David R. A. Steadman
                             Maarten D. Hemsley
                             Paul H. Hunn

                                  PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock for the last five years with the performances of the Standard & Poor's 500 Index (a broad market index) and New York Stock Exchange stocks in Sanitary Services, SIC 4950-4959, (a peer group index), over the same period. Because there are a limited number of air pollution control companies that may be included in an index, the industry group index includes companies engaged in hazardous waste, water treatment and air pollution control.

The returns are calculated assuming the value of the investment in the Company's stock and each index was $100 on December 31, 1991, and that all dividends were reinvested; however, the Company paid no dividends during the periods shown.
The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates. The historical stock performance shown on the graph is not intended to, and may not be indicative of, future stock performance.


                                       [GRAPH]



-----------------------------------------------------------------------------------------------------

                                                           FISCAL YEAR ENDED DECEMBER 31
                                               1991      1992     1993      1994      1995      1996
Wahlco Environmental Systems, Inc.              100     53.64    31.82     14.65        10      2.73
Peer Group (NYSE Stocks - SIC 4950-4959)        100     98.32    72.34     73.55     84.45     90.35
           (US Companies - Sanitary Services)
Broad Market Index (S&P 500)                    100    107.64    118.5    120.06    165.18    203.11

-----------------------------------------------------------------------------------------------------


                               SOLICITATION OF PROXIES

The expenses of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or by mail. The Company will reimburse persons holding shares in their own names or in the names of nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.


                         SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the 1998 Annual Meeting of Stockholders, including nominations for director, must be received by the Secretary of the Company at the Company's principal office not later than January 6, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Pursuant to the Company's Bylaws, any stockholder wishing to nominate a director or bring other business to the next annual meeting must give written notice to the Secretary of the Company not less than 30 nor more than 60 days prior to the annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received by the Company not later than the 10th day following the date of such notice or disclosure of the date of the annual meeting. The required content of this notice is set forth in the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.


                       INCORPORATION OF FORM 10-K BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is hereby incorporated into this Proxy Statement by reference thereto.

A COPY OF THE FORM 10-K WITHOUT EXHIBITS WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE ADDRESS SET FORTH BELOW. A COPY OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SAME ADDRESS AND PAYMENT TO THE COMPANY OF A COPYING CHARGE OF TWENTY-FIVE CENTS PER PAGE:

                   Wahlco Environmental Systems, Inc.
                   Investor Relations Department
                   3600 West Segerstrom Avenue
                   Santa Ana, California 92704


May 6, 1997                                 By Order of the Board of Directors,
                                            Roger M. Barzun, SECRETARY

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.

                                     June 6, 1997

                            ANNUAL MEETING OF STOCKHOLDERS

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) revokes previous proxies given with respect to the shares of the common stock of Wahlco Environmental Systems, Inc. (the "Company") noted on the reverse side hereof and registered in the name of the undersigned (the "Shares"); (ii) acknowledges receipt of the Notice and Proxy Statement dated May 6, 1997 in connection with the Annual Meeting of Stockholders of the Company to be held on June 6, 1997 at 9:00 a.m. at the offices of Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 or any adjournment thereof; and (iii) appoints David R. A. Steadman, Mark L. Plaumann and Roger M. Barzun, or any one of them, each with full power to act alone, the attorneys and proxies of the undersigned with power of substitution to each, to vote all of the Shares that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, and at any adjournment thereof, with all the powers the undersigned would have had if personally present at said meeting. Without limiting the generality of the authorization hereby given, said proxies are, and each of them is instructed to vote or act as follows on the matters to be voted upon set forth in said Proxy Statement:

Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

    NOMINEES: C. Stephen Beal
              Maarten D. Hemsley
              Paul H. Hunn
              Mark L. Plaumann
              David R. A. Steadman

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE -- YOU NEED NOT MARK ANY BOXES.

               CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE
                                                              [SEE REVERSE SIDE]

                                    [REVERSE SIDE]
                                                           Please mark   /X/
                                                           votes as in
                                                           this example



PROPOSAL 1. ELECTION OF DIRECTORS:          PROPOSAL 2.  Approval of the          FOR       AGAINST      ABSTAIN
NOMINEES:                                   1996 Stock Option Plan
C. Stephen Beal      Maarten D. Hemsley                                           / /         / /          / /
Paul H. Hunn         Mark L. Plaumann
David R. A. Steadman

FOR ALL NOMINEES / /                        PROPOSAL 3.  Approval of the          FOR       AGAINST      ABSTAIN
                                            issuance of a security convertible
WITHHOLD FROM ALL NOMINEES / /              into in excess of 20% of the          / /         / /          / /
                                            outstanding common stock.

______________________________________      PROPOSAL 4.  Approval of the          FOR       AGAINST      ABSTAIN
To WITHHOLD authority for one or more       issuance or reservation for
nominees, write his name on the line        issuance of in excess of 20% of       / /         / /          / /
above.                                      the outstanding common stock.




Signature(s)_____________________________________________ Date:___________
________ 1997

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing in a representative capacity, please give full title. Corporations should sign in the corporate name by an authorized officer; partnerships in the partnership name by an authorized person.